UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934
☑ Filed by the registrant
☐ Filed by a party other than the registrant
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12
EN POINTE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
3) Filing Party:
4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A

EN POINTE TECHNOLOGIES, INC.
2381 ROSECRANS AVENUE, SUITE 325
EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 16, 2007

TO THE STOCKHOLDERS OF EN POINTE TECHNOLOGIES, INC.:
          The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of En Pointe Technologies, Inc. (the “Company”), will be held at 8:00 a.m. on Friday, March 16, 2007, in the Pacific Palisades Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, for the following purposes as more fully described in the accompanying Proxy Statement, which is incorporated herein by reference:
(1)	To elect seven (7) directors to the Board of Directors; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
          The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.
          Stockholders of record at the close of business on January 17, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By Order of the Board of Directors
Robert A. Mercer
SECRETARY
February 9, 2007

EN POINTE TECHNOLOGIES, INC.
2381 ROSECRANS AVENUE, SUITE 325
EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 16, 2007
          This Proxy Statement is furnished to the holders of common stock, par value $0.001 per share (the “common stock”), of En Pointe Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Friday, March 16, 2007 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.
SOLICITATION OF PROXIES
          Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about February 9, 2007 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of common stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, electronic mail or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.
REVOCABILITY AND VOTING OF PROXY
          A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposal No. 1 as set forth in the accompanying Notice of Annual Meeting of Stockholders.
RECORD DATE AND VOTING RIGHTS
          Only stockholders of record at the close of business on January 17, 2007 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On January 17, 2007, there were 7,149,068 shares of common stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

          For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter, including broker non-votes, are considered stockholders who are present and entitled to vote and count toward the quorum. As used herein, “broker non-vote” means the votes that are not cast on the matter in question by a broker with respect to shares because (i) the broker has not received voting instructions from the beneficial owner on such matter and (ii) such broker lacks discretionary voting authority to vote the shares on such matter. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on the matters included in this proxy statement unless they receive other instructions from their customers. The effect of proxies marked “withheld” or “abstain” as to a particular proposal and broker non-votes is discussed under such proposal to the extent applicable.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth certain information regarding the beneficial ownership of common stock as of January 17, 2007 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding common stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table (see “Executive Compensation”) and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	Shares Beneficially
	Owní(1)
Name of Beneficial Owner	Number	Percentage
Attiazaz “Bob” Din (2)(3)	1,227,364	16.7%
Naureen Din (2)(3)	1,227,364	16.7%
Zubair Ahmed (4)	692,396	9.6%
Kevin Schatzle (5)	214,798	2.9%
Javed Latif (6)	175,000	2.4%
Mark Briggs (7)	64,000	*
Edward Hunter (8)	50,000	*
Mansoor Shah (8)	50,000	*
Timothy Lilligren (8)	50,000	*
David Mochalski (9)	45,000	*
Richard Emil (10)	30,000	*
Mediha Din (11)	485,912	6.8%
All executive officers and directors as a group (11 persons)(12)	3,340,010	40.7%
* Less than 1%.

(1)	Applicable percentage of ownership at January 17, 2007, is based upon 7,149,068 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. All shares of common stock subject to options or warrants were made fully vested and exercisable as of July 20, 2005 and those unexercised as of January 17, 2007 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, and subject to community property laws where applicable, to the knowledge of the Company the persons listed above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise specified, the address for each beneficial owner is the Company’s principal executive offices, 2381 Rosecrans Avenue, Suite 325, El Segundo, California 90245.

(2)	Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other’s shares of common stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other’s shares. The number of shares reported for Mr. and Mrs. Din each, including unexercised options that are fully vested and exercisable, reflects 50% of the total number of shares beneficially owned by Mr. and Mrs. Din together in either of their names. Additionally, the amount reported for Mr. and Mrs. Din each includes 485,912 shares held in trust for the benefit of their daughter, Mediha Din, for which Mr. Din currently serves as trustee and in which the Dins may each be deemed to have a beneficial ownership.

(3)	Includes 200,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(4)	Includes 50,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(5)	Includes 171,400 exercisable option shares, which is the aggregate of all option shares owned and exercisable. In 2006, pursuant to a domestic relations order, Mr Schatzle transferred 28,932 shares of Company common stock to his ex-spouse.

(6)	Includes 165,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(7)	Includes 55,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(8)	Consists of 50,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(9)	Consists of 45,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(10)	Consists of 30,000 exercisable option shares, which is the aggregate of all option shares owned and exercisable.

(11)	Consists of shares of common stock held in trust for the benefit of Mediha Din. Ms. Din’s father, Bob Din, currently serves as trustee of such trust and has sole voting and dispositive power over such shares of common stock.

(12)	Includes 1,066,400 exercisable option shares, which is the aggregate of all option shares owned and exercisable.
               The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
               Currently, there are seven (7) members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees presently are directors of the Company. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified.
               Each nominee has indicated that he or she is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

          The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
VOTE REQUIRED
          The seven (7) nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.
DIRECTORS
          The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during at least the past five years are as follows :

Name	Age	Position
Attiazaz (“Bob”) Din	54	Chairman of the Board, President and Chief Executive Officer
Naureen Din	52	Director and Assistant Secretary
Zubair Ahmed (1)	54	Director
Mark Briggs	50	Director
Edward O. Hunter (2) (3)	59	Director
Mansoor S. Shah (1) (2) (3)	58	Director
Timothy J. Lilligren (1)(2) (3)	53	Director

(1)	Member of Nominating Committee.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.
          ATTIAZAZ (“BOB”) DIN is a founder of the Company and has served in various capacities with the Company since its inception in January 1993. Mr. Din has served as a director since April 1994, as the Chairman of the Board from January 1996 to March 2006 and as Chief Executive Officer of the Company since January 1996, and as President since March 2002. Mr. Din also previously served as the Company’s President from April 1994 to September 1997 and from January 1999 to May 2000. Prior to founding the Company, from November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern California-based reseller of computer products. Mr. Din currently serves on the Boards of Directors of En Pointe Technologies Sales, Inc., En Pointe Technologies Canada, Inc., The Xyphen Corporation, En Pointe Gov, Inc. (formerly En Pointe Ventures, Inc.), all wholly-owned subsidiaries of the Company, and Premier BPO, Inc. (formerly En Pointe Global Services, Inc.), a consolidated affiliate of the Company. Pursuant to the terms of Mr. Din’s employment agreement, upon the request of Mr. Din the Company is obligated to include him as a management nominee for election to the Board of Directors during the term of such agreement and for a period of five (5) years thereafter (See “Employment Agreements”).
          NAUREEN DIN is a founder of the Company and currently serves as a director of the Company. Mrs. Din has served as a director since January 1993. Mrs. Din has served as the Company’s Assistant Secretary since January 2004. Mrs. Din previously served as Secretary from the Company’s inception in January 1993 to March 2001, as President from the Company’s inception to April 1994, as Chief Executive Officer from the Company’s inception until January 1996 and as Chief Financial Officer from the Company’s inception until October 1995. Mrs. Din also serves as a director on the Board of Development in Literacy, a non-profit organization.

     ZUBAIR AHMED has been a director of the Company since April 1994. Mr. Ahmed previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as Director of Business Development of the Company from April 1994 to May 1996. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment. From May 1996 to the present, Mr. Ahmed has been an independent investor.
     MARK R. BRIGGS has been a director of the Company since March 1998. Since October 2003, Mr. Briggs has served as the Chairman and Chief Executive Officer of Premier BPO, Inc. (formerly En Pointe Global Services, Inc.), a consolidated affiliate of the Company. From January 1997 to July 2003, Mr. Briggs was the President and Chief Executive Officer of ClientLogic Corporation (formerly Softbank Services Group), a leading outsourcer to the digital marketplace. From January 1993 through the end of 1996, Mr. Briggs served as the President and Chief Executive Officer of Intelligent Electronics, Reseller Division.
     EDWARD O. HUNTER has been a director of the Company since August 2003. In December 2006, Mr. Hunter was also appointed as a director of Ovex Technologies (Private) Limited and Ovex Pakistan (Private) Limited, which are 70% owned subsidiaries of the Company. Since March 2002, Mr. Hunter has been an attorney of counsel to Robinson & Robinson, LLP, a business transactional and litigation law firm. From July 2000 to March 2002, Mr. Hunter maintained a private law practice and was Vice President and General Counsel for an international telecommunications joint venture during its start-up development phase. Prior to that, for an approximate nine year period, Mr. Hunter practiced law with LeBoeuf, Lamb, Greene & MacRae, LLP, a large multinational law firm, with emphasis on clients in heavy manufacturing, importation and national distribution.
     MANSOOR S. SHAH has been a director of the Company since December 2003. Since March 2006, Dr. Shah has served as the Chairman of the Board. Dr. Shah is a full-time practicing physician. Since 1978, Dr. Shah has been President of the Lakewood Primary Care Medical Group where he is responsible for managing and coordinating the medical care of approximately 10,000 patients annually in four Southern California regional hospitals. In addition, in 1996, Dr. Shah was appointed Chairman and Chief Executive Officer of Lakewood Health Plan, Inc., an individual physicians’ association (“IPA”) with a membership of 650 physicians, where he is responsible for the overall management and profitability of the IPA.
     TIMOTHY J. LILLIGREN has been a director of the Company since December 2003. In December 2006, Mr. Lilligren was also appointed as a director of En Pointe Technologies India Pvt. Ltd., a wholly-owned subsidiary of the Company. Mr. Lilligren is a practicing CPA, with offices in Manhattan Beach, California. Since 1984 he has conducted his practice as a sole practitioner, offering his clients audit and tax services in a variety of industries. Mr. Lilligren has served on the boards of local non-profit organizations in various capacities including Treasurer. In addition to his practice, Mr. Lilligren is active in Manhattan Beach politics and is currently serving as the City Treasurer with responsibility for a portfolio approximating $50 million. In the past, from 1988 through 2001, Mr. Lilligren served as City Clerk, City Councilman, Mayor, and a member of the City Finance Committee of Manhattan Beach.
     Bob Din and Naureen Din are husband and wife. Javed Latif, Chief Financial Officer and Senior Vice President, is the brother-in-law of Bob Din. There are no other family relationships among any of the directors or executive officers of the Company.
BOARD COMMITTEES AND MEETINGS
     The Board of Directors of the Company held three (3) meetings and otherwise acted by written consent during the fiscal year ended September 30, 2006. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board of Directors and the committees upon which he or she served, except for Zubair Ahmed. The Company does not currently have a specific policy regarding director attendance at annual stockholder meetings. However, directors are strongly encouraged to attend annual stockholder meetings. Six of the seven members of the Board of Directors attended the 2006 Annual Meeting of Stockholders.
DIRECTOR EDUCATION

     Members of the Board of Directors are encouraged to attend continuing education programs regarding directorships and issues related thereto on a regular basis.
INDEPENDENT DIRECTOR DETERMINATION
     The Board of Directors has determined that, except for Bob Din, Naureen Din and Mark Briggs, all of the members of the Board are “independent directors” within the meaning of Rule 4200 of the NASDAQ Marketplace Rules.
AUDIT COMMITTEE
     The Company’s Audit Committee is composed entirely of directors who are “independent” as defined in the NASDAQ listing standards. The Company’s Audit Committee for fiscal year 2006 was composed of Messrs. Lilligren, Shah and Hunter. Mr. Lilligren served as the Chairman of the Audit Committee. Assuming the election of management’s nominees to the Board of Directors, the Audit Committee for fiscal year 2007 shall consist of Messrs. Lilligren, Shah and Hunter. The principal functions of the Audit Committee are:
•	to select and retain the Company’s independent accountants;

•	to review with the independent accountants the scope and anticipated cost of their audit, and to review their independence and performance;

•	to review accounting practices, financial structure and financial reporting, including the results of the annual audit and the review of quarterly interim financial statements;

•	to receive and consider a report from the independent accountants concerning their conduct of the audit, controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including any comments or recommendations they might want to make that are related thereto;

•	review and approve all audit and non-audit services provided to the Company by the independent accountants; and

•	review and pre-approve all related-party transactions.
     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee met thirteen (13) times during the fiscal year ended September 30, 2006. The Company adopted its current Audit Committee Charter at a meeting held on January 22, 2004, a copy of which is attached to this Proxy Statement as Appendix A.
AUDIT COMMITTEE FINANCIAL EXPERTS
     The Board of Directors anticipates that Messrs. Lilligren and Shah will continue to serve on the Company’s Audit Committee and has determined that each qualifies as a “financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission (the “SEC”).
COMPENSATION COMMITTEE
     The Company’s Compensation Committee is composed entirely of directors who are “independent” as defined in the NASDAQ listing standards. The Company’s Compensation Committee for fiscal year 2006 was composed of Messrs. Hunter, Shah, and Lilligren. Mr. Hunter served as Chairman of the Compensation Committee. Assuming the election of management’s nominees to the Board of Directors, the Compensation Committee for fiscal year 2007 shall consist of Messrs. Hunter, Shah, and Lilligren. The principal functions of the Compensation Committee are:

•	to discharge the Board’s responsibilities relating to compensation of the Company’s directors, officers and other executives;

•	to review and recommend to the Board compensation plans, policies and programs intended to attract, retain and appropriately reward Company employees;

•	to administer the Company’s 1996 Stock Incentive Plan (which terminated in March 2006) and Employee Stock Purchase Plan (which terminated in October 2006), subject to the provisions set forth in each plan; and

•	to consider such other matters as may be referred to the Compensation Committee by the Board of Directors from time to time.
     There were three (3) meetings of the Compensation Committee during fiscal 2006. The Company adopted its current Compensation Committee Charter at a meeting held on September 30, 2005, a copy of which is attached to this Proxy Statement as Appendix B.
NOMINATING COMMITTEE
     The Company’s Nominating Committee is composed entirely of directors who are “independent” as defined in the NASDAQ listing standards. The Company’s Nominating Committee for fiscal year 2006 was composed of Messrs. Ahmed, Shah and Lilligren. Dr. Shah served as Chairman of the Nominating Committee. Assuming the election of management’s nominees to the Board of Directors, the Nominating Committee for fiscal year 2007 shall consist of Messrs. Ahmed, Shah and Lilligren. The principal functions of the Nominating Committee are:
•	to assist the Board of Directors by identifying individuals qualified to become members, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	to recommend to the Board of Directors corporate governance guidelines and changes thereto;

•	to ensure that the Board of Directors and the Company’s charter and bylaws are structured in a way that best serves the Company’s practices and objectives;

•	to lead the Board of Directors in its annual review of the Board of Directors’ performance; and

•	to recommend to the Board of Directors director nominees for each committee.
     Stockholders may recommend to the Board of Directors nominees for election as directors by writing to the Chief Executive Officer of the Company at the address of the Company’s principal executive offices, as set forth on the first page of this Proxy Statement, not less than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to the Company’s stockholders. The Chief Executive Officer will relay all such recommendations to the Nominating Committee. No director nominations by stockholders have been received as of the filing of this Proxy Statement.
     Candidates for director, whether nominated by stockholders, by current directors or by management, are submitted to the Nominating Committee for evaluation. The Nominating Committee does not evaluate nominees recommended by stockholders differently from its evaluation of other director nominees. The Nominating Committee screens the candidates, conducts reference checks and interviews. In evaluating the suitability of candidates to serve on the Board of Directors, including stockholder nominees, the Nominating Committee seeks candidates who are “independent” as defined in the NASDAQ rules and meet certain selection criteria, including:
•	each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.
     Prior to any meeting involving the election of directors, the Nominating Committee evaluates the candidates based on the foregoing suitability criteria and recommends the most qualified candidates to the Board of Directors. The selection criteria of the Nominating Committee are more fully set forth in the Nominating Committee charter, adopted by the Board of Directors on January 22, 2004, a copy of which is posted on the Company’s website at http://www.enpointe.com. The Nominating Committee met one (1) time during fiscal 2006.
CODE OF ETHICS
     The Company has adopted a code of ethics that is applicable to, among others, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other designated officers and employees. The Company has posted such code on its corporate website at http://www.enpointe.com. Any amendment or waiver to the Company’s code of ethics that applies to its directors or executive officers will be posted on its website or in a report filed with the SEC on Form 8-K.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     Stockholders may communicate directly with the Board of Directors or any member of the Board of Directors by writing to the Board or a specific member at the following address: c/o En Pointe Technologies, Inc., 2381 Rosecrans Avenue, Suite 325, El Segundo, California 90245.
DIRECTORS’ COMPENSATION
     During fiscal 2006, each of the Company’s six outside directors was entitled to receive cash compensation of $1,000 per month. Each of the Company’s outside committee members was also entitled to receive cash compensation of $350 for every committee on which the respective director served. During fiscal 2006, a quarterly bonus was paid to the outside directors based on the meeting of profitability targets of the Company that amounted to $13,770 in the aggregate. Additionally, the Compensation Committee had the discretion to grant options to directors under the Company’s 1996 Stock Incentive Plan, which Plan terminated by its terms in March 2006.
EXECUTIVE OFFICERS
     The Company has five executive officers as follows, each of whom serves at the discretion of the Board of Directors:

Name	Age	Position
Attiazaz (“Bob”) Din	54	President and Chief Executive Officer
Javed Latif	57	Senior Vice President and Chief Financial Officer
Kevin B. Schatzle	45	Senior Vice President of Sales and Services
David L. Mochalski	46	Vice President of Sales
Richard R. Emil	39	Vice President of Service

     A biographical summary regarding Mr. Attiazaz (“Bob”) Din is set forth in Proposal No. 1 under the heading “Directors.” Biographical information with respect to the Company’s other executive officers is set forth below:
     JAVED LATIF rejoined the Company as Senior Vice President of Operations in August 2002 and was appointed Chief Financial Officer in February 2004. Prior to that time, he served as a consultant to the Company from August 2001 until August 2002. From September 2000 until August 2001, Mr. Latif served as the Controller for SupplyAccess, Inc., a former affiliate of the Company. From January 1999 through June 2000, Mr. Latif served as Executive Vice President and Chief Financial Officer of the Company. Prior to assuming the Chief Financial Officer duties in January 1999, Mr. Latif was Executive Vice President of the Company from May 1994 to January 1999.
     KEVIN B. SCHATZLE rejoined the Company as Senior Vice President of Sales in March 2002 and in 2006 was appointed Senior Vice President of Sales and Services. From October 1999 until March 2002, Mr. Schatzle served as the President of SupplyAccess, Inc., a former affiliate of the Company. Prior to that, from July 1995 until October 1999, Mr. Schatzle served as Senior Vice President of the Company. SupplyAccess, Inc. ceased operations in April 2002 and assigned its assets for the benefit of creditors.
     DAVID L. MOCHALSKI has served as Vice President of Sales since November of 2003. From May 2002 through October 2003, Mr. Mochalski served as Director of Sales. He joined the Company as Director of EBusiness in January 2002 and served in that position until May 2002. Prior to joining the Company, Mr. Mochalski was Director of Sales for SupplyAccess, Inc., a former affiliate of the Company, from May 2000 through December 2001. SupplyAccess, Inc. ceased operations in April 2002 and assigned its assets for the benefit of creditors. Prior to May 2000, Mr. Mochalski was a Major Account Manager for Hewlett-Packard Co. serving 13 years with that company.
     RICHARD R. EMIL has served as Vice President of Service since October 2005 with accountability for the Company’s overall service organization including profitability, operations, program management, service delivery, sales and business development. Mr. Emil started with the Company in September 2002 as Director of Enterprise Solutions, with central responsibilities for solution development, service sales and business development. In April 2004, Mr. Emil was promoted to Vice President of Service Sales, which expanded his duties to include account expansion and retention, branch sales development and national sales. Prior to joining the Company from May 2000 to September 2002, Mr. Emil served as Strategic Account Sales Manager at Northrop Grumman Information Technology, a sector of Northrop Grumman Corporation with accountability for enterprise service sales for the western half of the nation.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table shows the compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the ''Named Executive Officers’’), who were employed by the Company (or a wholly-owned subsidiary) during the fiscal year ended September 30, 2006.

						LONG TERM
						COMPENSATION AWARDS
						SECURITIES
	FISCAL	Annual Compensation (1)				UNDERLYING
NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS		OPTIONS(#)
Attiazaz (“Bob”) Din	2006	$487,500	(3)	$230,000	(4)	—
Chief Executive Officer	2005	650,000		—		250,000
	2004	550,036	(2)	100,000	(5)	—

Javed Latif	2006	$175,000		$146,250	(5)	—
Chief Financial Officer and Senior	2005	162,500		88,750	(5)	—
Vice President	2004	150,000		91,670	(5)	75,000

Kevin B. Schatzle	2006	$149,423		$171,250	(5)	—
Senior Vice President of Sales	2005	149,233		88,750	(5)	—
	2004	150,000		118,250	(5)	—

David Mochalski	2006	$135,000		$82,500	(5)	—
Vice President of Sales	2005	134,935		63,017	(5)	—
	2004	120,000		37,812	(5)	5,000

Richard R. Emil	2006	$135,000		$154,052	(5)	—
Vice President of Services	2005	120,000		105,659	(5)	—
	2004	120,000		54,904	(5)	30,000

(1)	Excludes the value of perquisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus.

(2)	Includes payment of $50,036 for accrued vacation for fiscal year 2004.

(3)	Reflects a voluntary pay reduction of an aggregate of $162,500 for the last six months of fiscal 2006 by Mr. Din.

(4)	Consists of a bonus approved by the Compensation Committee in recognition of the improvement in the Company’s earnings.

(5)	Consists of bonuses accrued pursuant to the terms of each of the named executive officer’s employment agreement.
OPTION GRANTS IN LAST FISCAL YEAR
     The Company did not grant any stock options under its 1996 Stock Option Plan to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2006. In March 2006, the 1996 Stock Option Plan terminated by its terms.
AGGREGATED OPTION EXERCISES IN FISCAL 2006 AND FISCAL 2006 YEAR-END OPTION VALUES
     The following table sets forth stock option exercises during fiscal 2006 and year-end option values for options held by the Named Executive Officers:

			NUMBER OF SECURITIES		VALUE OF UNEXERCISED
	Shares		UNDERLYING UNEXERCISED		IN-THE-MONEY OPTIONS AT
	Acquired on	Value	OPTIONS AT FISCAL YEAR END		FISCAL YEAR END (1)
NAME	Exercise	Realized	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Attiazaz (“Bob”) Din	—	$—	350,000	—	$152,000	$—
Kevin Schatzle	—	—	132,000	—	217,678	—
Javed Latif	—	—	165,000	—	119,700	—
David Mochalski	—	—	45,000	—	37,800	—
Richard R. Emil	—	—	30,000	—	—	—

(1)	Based on a per share price of $2.58, the closing sales price of the common stock as reported on the Nasdaq Small Cap Market on September 30, 2006.
EMPLOYMENT AGREEMENTS
     Mr. Din’s employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997 and October 2004. Upon the request of Mr. Din, the Company is obligated to include him as a management nominee for election to the Board of Directors during the term of such agreement and for a period of five (5) years thereafter. His employment agreement, as amended to date, provides for an annual base salary of $650,000 per year, effective October 1, 2004. As part of his employment, Mr. Din is entitled to a bonus equal to 3.5% of the Company’s pre-tax net income (if $4.5 million or greater) and his employment agreement terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. In addition, in the event that Mr. Din’s employment is terminated under certain circumstances following an unapproved change in control of the Company, Mr. Din will receive a severance payout equal to four times his annual base salary in a single lump-sum payment, plus the payment of certain additional benefits, such as health insurance, for a five year period thereafter. Upon termination of Mr. Din’s employment agreement by the Company for reason other than ‘‘cause’’, as defined in the employment agreement, or by Mr. Din for ‘‘good reason’’, as defined in the employment agreement, and other than in connection with an unapproved change in control as described above, Mr. Din will be entitled to receive, as severance pay, subject to certain conditions, monthly salary payments in the amount of Mr. Din’s current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. In the case of termination due to death or disability, the severance payment is for a period of three years instead of five years, and benefits are not continued in the case of death. In the event that all or any portion of the amounts payable to Mr. Din are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company has agreed to “gross up” the amount payable to cover such additional taxes. Mr. Din’s employment agreement also contains accelerated vesting provisions and extended exercisability of options and stock appreciation rights upon termination of his employment in certain circumstances. Mr. Din’s agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 100,000 shares or more of the Company’s common stock offered by him for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din’s agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.
     On March 28, 2002, the Company entered into a one year employment agreement with Mr. Schatzle that provided for an annual base salary of $150,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (March 17, 2003) on a month-to-month basis until terminated in accordance with its terms. Mr. Schatzle’s employment agreement also contains (i) certain non-competition and non-solicitation provisions that expire six (6) months after termination of such agreement and (ii) a dispute resolution provision.
     On March 28, 2002, the Company entered into an employment agreement with Mr. Latif that provided for an annual base salary of $150,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax net income being positive at the time of bonus consideration. The agreement automatically renewed at the end of the initial term (July 31, 2003) on a month-to-month basis until terminated in accordance with its terms. In the event that Mr. Latif’s employment is terminated by the Company during the term of the agreement without “cause,” as defined in the agreement, by Mr. Latif for “good reason,” as defined in the agreement, or because of his death or disability, Mr. Latif will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary. Mr. Latif’s employment agreement also contains (i) certain non-solicitation provisions that expire eighteen (18) months after termination of such agreement and (ii) a dispute resolution provision. Effective April, 2005, Mr. Latif’s annual base salary was increased to $175,000.
     On May 28, 2002, the Company entered into a month-to-month employment agreement with Mr. Mochalski that provided for an annual base salary of $120,000 and provided for quarterly bonuses at the discretion of the Chief Executive Officer and Board of Directors, conditional upon the Company’s cumulative pre-tax net income being positive at the time of bonus consideration. Mr. Mochalski’s employment agreement also contains (i) certain non-competition and non-solicitation provisions that expire six (6) months after termination of such agreement and (ii) a dispute resolution provision. Effective October 1, 2004, Mr. Mochalski’s annual base salary was increased to $135,000.
     On September 27, 2006, the Company and Mr. Emil entered into an employment agreement covering the period from April 1, 2006 through March 31, 2007. Pursuant to the terms of the employment agreement, Mr. Emil receives base compensation of $150,000 annually and is eligible to participate in a discretionary performance-based bonus program that provides quarterly bonuses of up to an aggregate annual amount of $75,000. In addition, Mr. Emil receives a 2% commission on all service sales that he generates and 0.5% on all service sales generated by employees reporting to him. Mr. Emil’s employment agreement contains provisions regarding (i) certain non-competition and non-solicitation provisions that expire one (1) year and six (6) months respectively after termination of such agreement and (ii) a dispute resolution provision.
OTHER COMPENSATION ARRANGEMENTS
     401(K) PLAN
     Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the ‘‘401(k) Plan’’), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed at least six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee, not to exceed $15,000 in 2006 (subject to adjustments annually as provided in the Internal Revenue Code).
     The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully-vested and non-forfeitable at all times.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Company’s Compensation Committee during the fiscal year ended September 30, 2006 consisted of Messrs. Hunter, Shah and Lilligren, none of whom serves or has served as an executive officer or employee of the Company or any of its subsidiaries. The Company is not aware of any “compensation committee interlocks” that existed during fiscal 2006.
CERTAIN TRANSACTIONS
     See ‘‘EXECUTIVE COMPENSATION — EMPLOYMENT AGREEMENTS’’ for a description of certain arrangements and transactions with executive officers and directors.
     During fiscal 2006, certain members of Mr. Din’s family were employed by the Company and earned the following compensation (including bonus and commissions, where applicable):

Name	Relationship	Position	Compensation
Shahzad Munawar	Brother	Chief Information Officer	$226,250
Waseem Munawar	Brother	Manager of EDI purchasing	$125,483
Ali Din	Son	Director of Marketing	$92,706
Majid Jilani	Brother-in-law	Account Executive	$68,578
Shahid Jilani	Brother-in-law	Account Executive	$65,437
     The foregoing relatives of Mr. Din continue to be employed by the Company during fiscal 2007.
     In October 2003, Mr. Briggs became the Chairman, Chief Executive Officer and a significant stockholder of a newly-formed privately-held corporation, Premier BPO, Inc. (formerly En Pointe Global Services, Inc.) (“PBPO”). PBPO is a consolidated affiliate of the Company. Through September 30, 2006, in a series of three private offerings, the Company has invested an aggregate of $758,000 in the common stock of PBPO, for an approximate 31% voting interest in such privately-held corporation. In addition to the Company’s foregoing common stock investments, the Company previously invested an additional $600,000 in PBPO in the form of a five-year 6% interest-bearing note for working capital that was subsequently converted into Series A non-voting convertible preferred stock of PBPO in October 2004. The Company’s approximate 31% voting interest referred to above excludes the Series A non-voting preferred stock that it holds. The Company is also party to an employee leasing agreement with PBPO whereby one Company employee was leased to PBPO on a cost-plus basis through October 16, 2006. Mr. Din currently serves on the Board of Directors of PBPO as a designated representative of En Pointe in accordance with the terms of the Company’s investments in PBPO.
     Both the Company and its consolidated affiliate, PBPO, have contracted with Ovex Technologies (Private) Limited (“Ovex”), a privately owned Pakistani company, to perform outsourcing services. Effective October 1, 2006, the Company acquired a 70% interest in Ovex. Ovex is considered to be a related party of the Company not only because of the Company’s 70% ownership in Ovex but also because the 30% owners of Ovex own 16% of the outstanding voting stock in PBPO and have a representative on its Board of Directors. In the fiscal year ended September 30, 2006, the Company contracted outsourcing services from Ovex that approximated $4,488,000.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and any persons holding ten percent (10%) or more of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such filing persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.
     Based solely upon its review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s common stock, were made with respect to the Company’s fiscal year ended September 30, 2006.
REPORT OF THE COMPENSATION COMMITTEE
     The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors regarding compensation paid or awarded to executive officers. The Compensation Committee operates under a written charter (see Appendix A) adopted by the Board of Directors on September 30, 2005 and acts at scheduled times during the year (in formal meetings or by written consent). The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company’s senior management and recommends new employee benefit plans and changes to existing plans to the Company’s Board of Directors. The salary and performance bonus of Bob Din, the Company’s Chief Executive Officer, is determined in accordance with Mr. Din’s Employment Agreement with the Company (see “EMPLOYMENT AGREEMENTS,” above). For fiscal year 2006, the Compensation Committee granted bonuses to Mr. Din in the total amount of $230,000 that was in recognition of his efforts that contributed to the $1.0 million and $1.5 million turnaround in net income earned in the third and fourth quarters respectively of fiscal year 2006. The bonuses also recognized that Mr. Din voluntarily reduced his salary for the last six months of fiscal 2006 by an aggregate of $162,500 because of the losses sustained by the Company in the first two quarters of fiscal 2006.
COMPENSATION POLICIES AND OBJECTIVES
     The Company’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.
     There are three components to the Company’s executive compensation program, and each is consistent with the stated philosophy as follows:
BASE SALARY. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable computer software and systems companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company’s executives.
ANNUAL BONUS. Annual bonuses for executives and other key employees are tied directly to the Company’s financial performance as well as individual performance. The purpose of annual cash bonuses is to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The parameters are percentages based upon the meeting of three different levels of financial achievement and are measured with three components, gross profit realized from attaining stated levels of product sales, gross profit realized from attaining stated levels of service revenues, and the attaining of stated levels of net profit realization.
LONG-TERM INCENTIVES. With the change in accounting for stock compensation that requires expensing, the Compensation Committee will be reviewing alternative forms of long-term incentives that would provide key employees with an inducement to consider a long-term relationship with the Company.
FISCAL YEAR 2007 COMPENSATION
     The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2007 will exceed the $1 million limit per officer. The Company’s 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation. The 1996 Stock Incentive Plan terminated by its terms in March 2006.
The Compensation Committee of the
Board of Directors
Edward Hunter
Mansoor Shah
Timothy Lilligren

REPORT OF THE AUDIT COMMITTEE
     Pursuant to a meeting of the Audit Committee on December 18, 2006, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company’s accounting principals and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from Rose, Snyder & Jacobs, CPA corporation, that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors’ independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended September 30, 2006.
The Audit Committee of the
Board of Directors
Timothy Lilligren
Edward Hunter
Mansoor Shah
     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON THE FOLLOWING PAGE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCK PERFORMANCE GRAPH
     Set forth below is a line graph comparing the cumulative stockholder return on the Company’s common stock with the cumulative total return of the NASDAQ Composite (U.S.) Index and the RDG Technology Composite Index for the five years ended September 30, 2006.
     The Performance Graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among En Pointe Technologies, Inc., The NASDAQ Composite Index
And The RDG Technology Composite Index

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

INDEPENDENT AUDITORS
     In the second quarter of fiscal 2006, Rose, Snyder & Jacobs, CPA Corporation (“RSJ”) replaced BDO Seidman LLP (“BDO”) (who had previously replaced PricewaterhouseCoopers LLP (“PWC”)) as the Company’s independent auditors and provided audit services to the Company, including the examination of the Company’s consolidated financial statements for the year ended September 30, 2006 and a review of the Company’s consolidated financial statements included in the Company’s quarterly report on Form 10-Q filed with the SEC for the second and third fiscal quarters of the year. A representative of RSJ is expected to attend the 2007 Annual Meeting, is expected to have an opportunity to make a statement and is expected to be available to respond to appropriate questions from stockholders.
     The Audit Committee has selected RSJ to the audit the Company’s consolidated financial statements for fiscal 2007.
CHANGE IN AUDITORS
     On June 27, 2005, the Company notified PWC that the firm was dismissed as its independent registered public accounting firm effective immediately. The reports of PWC on the financial statements of the Company for the fiscal years ended September 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent registered public accounting firms was approved by the members of the Audit Committee of the Board of Directors of the Company.
     During the fiscal years ended September 30, 2004 and 2003, and through June 27, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference thereto in its reports on the financial statements for such years. Additionally, during the fiscal years ended September 30, 2004 and 2003, and through June 27, 2005, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for the material weakness related to the reporting of pro-forma net income and earnings per share, as if the Company applied the fair value recognition provisions of SFAS No. 123 to stock based compensation, which resulted in the restatement of the Company’s financial statements for the quarter ended December 31, 2004, as previously reported under Item 4 in the Company’s Form 10-Q/ A for the quarter ended December 31, 2004.
     On June 27, 2005, the Company engaged BDO as its new independent registered public accounting firm effective immediately. Prior to appointment as its independent registered public accounting firm, the Company had not consulted BDO on any of the matters referenced in Regulation S-K Item 304(a)(2).
     On March 22, 2006, the Company notified BDO that the firm was dismissed as its independent registered public accounting firm effective immediately. The reports of BDO on the financial statements of the Company for the fiscal year ended September 30, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent registered public accounting firms was approved by the members of the Audit Committee of the Board of Directors of the Company.
     During the fiscal years ended September 30, 2005 and through March 22, 2006, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on the financial statements for such years. Additionally, during the fiscal year ended September 30, 2005 and through March 22, 2006, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

     On March 22, 2006, the Company engaged RSJ as its new independent registered public accounting firm effective immediately. Prior to appointment as its independent registered public accounting firm, the Company had not consulted RSJ on any of the matters referenced in Regulation S-K Item 304(a)(2).
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     Effective with the March 2006 quarter, RSJ replaced BDO as the Company’s independent auditors. Effective with the June 2005 quarter, BDO replaced PWC as the Company’s independent auditors. RSJ, BDO and PWC performed the following services for the Company relating to the fiscal years ended September 30, 2006 and 2005, respectively:
Fees Billed by Independent Auditors:

	Fiscal Year 2006		Fiscal Year 2005
	RSJ	BDO	BDO	PWC
Audit Fees	$150,050	$48,016	$196,018	$46,900
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—

Subtotal	150,050	48,016	196,018	46,900

All Other Fees (on-line financial reporting library)	—	—	—	1,500

Total Fees	$150,050	$48,016	$196,018	$48,400

     All services rendered by RSJ, BDO and PWC were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to RSJ, BDO and PWC for services are disclosed in the table above under the categories listed below.
1.)	Audit Fees — These are fees for professional services performed by RSJ and BDO for the audit of the Company’s annual financial statements and for the review of financial statements included in the Company’s Form 10-Q filings by RSJ, BDO and PWC, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2.)	All Other Fees — These are fees in conjunction with the use of the PWC on-line financial reporting library that does not meet the above category descriptions.
     These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in RSJ and BDO’s core work, which is the audit of the Company’s consolidated financial statements.
     The Audit Committee has determined that the provision of services, in addition to audit services, rendered by RSJ and BDO and the fees paid therefore in fiscal 2006 were compatible with maintaining RSJ’s and BDO’s respective independence.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

     For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide during the fiscal year. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services.
STOCKHOLDER PROPOSALS
     Any stockholder desiring to submit a proposal for action at the 2008 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than October 12, 2007 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.
     Additionally, if the Company is not provided notice of stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by December 26, 2007, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.
OTHER MATTERS
     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Bob Din
CHIEF EXECUTIVE OFFICER
February 9, 2007
     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006 IS THE COMPANY’S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2006, AND WHICH IS BEING MAILED CONCURRENTLY WITH THIS PROXY STATEMENT (WITHOUT EXHIBITS) TO ALL STOCKHOLDERS OF RECORD AS OF JANUARY 17, 2007. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

Appendix A
EN POINTE TECHNOLOGIES, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
As Adopted on January 22, 2004
MISSION STATEMENT
     Our audit committee (“Committee”) will assist our Board of Directors (“Board”) and to a certain extent, our Company officers and general management team (“Management”), in fulfilling their oversight responsibilities. Our Committee will review our financial reporting process, our system of internal control, our audit process, and our process for monitoring compliance with laws and regulations and with our code of conduct. In performing its duties, our Committee will maintain effective working relationships with our Board, Management, and our external auditors.
ORGANIZATION
–	The Committee shall consist of three or more members who shall be “independent” within the meaning of the Rules of the National Association of Securities Dealers (“NASD”) and U.S. federal law and regulations. The Company’s criteria for director independence, which implements NASD and SEC guidelines, are attached hereto as Exhibit A.

–	As a prerequisite, each member must be able to read and understand fundamental financial statements at the time of appointment.

–	At least one member will have or have had prior employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s “financial sophistication.” This experience shall include any one of the following:
•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience in positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience (note the Company will have to identify the relevant experience if relying on this).
–	In addition, the “financially sophisticated” member shall possess all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of audit committee functions.
–	Our Committee will meet, as frequently as circumstances dictate, but no less than four times a year on a quarterly basis in conjunction with our preparation and public release of financial information in the form of 10-Qs, 10-Ks, and specially called meetings in conjunction with other public releases which involve significant public financial disclosure. Our Committee members will be appointed in connection with the annual election of the Board by the shareholders. The Board will appoint the members and the Committee’s chairperson upon the recommendation of the Nominating Committee to serve for a one-year terms.

–	The Company shall provide the Committee with such funding as the Committee reasonably decides is adequate for the engagement, management and retention of the Company’s independent auditors and the performance of the Committee’s other functions as detailed in this Charter, including ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
ROLES AND RESPONSIBILITIES
INTERNAL CONTROL
–	Evaluate whether our Management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

–	Focus on the extent to which the external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

–	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with Management and the independent auditors to review the adequacy of such internal controls and to review before filing any periodic report, the disclosure regarding such system of internal controls contained in the certifications by the

Company’s chief executive officer and chief financial officer and the attestations or reports by the independent auditors relating to the adequacy of such internal controls contained in the Company’s annual report.

–	Ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

–	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
FINANCIAL REPORTING
–	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

–	Ask Management and the external auditors about significant risks and exposures and the plans to minimize such risks;

–	Review the annual and interim financial statements and determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles;

–	Meet at least annually with Management and the external auditors to review the financial statements and the results of the audit or quarterly review;

–	Review with financial Management and the independent auditors their judgement about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements;

–	Review with financial Management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors;

–	Review the MD&A and other sections of the annual and interim reports before there release and consider whether the information is adequate and consistent with members’ knowledge about the Company and its operations; and

–	Ensure that the external auditors communicate certain required matters, including those set forth in AICPA SAS 61 to the Committee.

COMPLIANCE WITH LAWS AND REGULATIONS
–	Review the effectiveness of our system for monitoring compliance with laws and regulations and the results of Management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

–	Receive any complaints or reports by outside legal counsel regarding evidence of material violations of securities laws or breaches of fiduciary duties as required by rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

–	Periodically obtain updates from Management, general counsel and tax director regarding compliance;

–	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

–	Review the findings of any examinations by regulatory agencies such as the SEC.
COMPLIANCE WITH CODE OF CONDUCT
–	Participate in implementing the Company’s written code of conduct applicable to all directors, officers and employees that complies with both the requirements of the Nasdaq Stock Market and the rules and regulations promulgated by the SEC. Ensure that all employees are aware of the code of conduct;

–	Evaluate whether Management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

–	Review the program for monitoring compliance with the code of conduct; and

–	Periodically obtain updates from Management and general counsel regarding compliance.
EXTERNAL AUDIT
–	Approve in advance the engagement of the external auditors and review the auditors’ proposed audit scope and approach;

–	Annually adopt and approve pre-approval policies and procedures which are detailed as to the particular services;

–	Review the performance and services of the external auditors and appoint or discharge the external auditors;

–	Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors’ assertion of their independence in accordance with Independence Standards Board Standard 1; and

–	The Committee has the ultimate authority and responsibility to appoint, set compensation for, retain, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in the proxy statement) and approve any audit, review or attestation services performed by any public accounting firm).
OTHER RESPONSIBILITIES
–	Review and approve in advance all related party transactions as such transactions are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

–	Meet with the external auditors and Management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately;

–	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

–	Review, with our company counsel, any legal matters that could have a significant impact on our financial statements;

–	Review the policies and procedures in effect for considering officers’ expenses and perquisites;

–	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

–	Perform other oversight functions as requested by the full Board; and

–	Review and update the charter at least annually; receive approval of changes from the Board.
REPORTING RESPONSIBILITIES
–	Regularly update the Board about Committee activities and make appropriate recommendations; and

–	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement, as applicable.

Exhibit A
Director Independence
“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
(A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;
(B) a director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (i) compensation for board or board committee service; (ii) payments arising solely from investments in the company’s securities; (iii) compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (v) loans permitted under Section 13(k) of the Act. Provided, however, that audit committee members are subject to additional, more stringent requirements under NASD Rule 4350(d).
(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;
(D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;
(E) a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity;
(F) a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years;
(G) a director who is an affiliate of the Company or any of its subsidiaries; or
(H) a director, or a Family Member of a director, who has, except in his or her capacity as a director or committee member, (i) directly or indirectly accepted any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries (except for fixed amounts of compensation under a retirement plan for prior service with the company, provided that such compensation is not contingent in any way on continued service).

Appendix B
EN POINTE TECHNOLOGIES, INC.
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
As Adopted on September 30, 2005
Purpose of the Committee
The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of En Point Technologies, Inc., a Delaware corporation (the “Company’), is basically twofold: (i) to discharge the Board’s responsibilities relating to compensation of the Company’s directors, officers and other executives, and (ii) to review and recommend to the Board compensation plans, policies and programs intended to attract, retain and appropriately reward Company employees, thereby helping to motivate them toward the achievement of the Company’s objectives and aligning their interests with the long-term interests of the Company’s shareholders.
Composition of Committee
The Committee is comprised of three Board members, each of whom qualifies under the following criteria: (i) the requirements for independence as defined by the listing rules of The Nasdaq Stock Market, Inc., (ii) the requirements for a “Non-Employee Director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) the requirements for an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended. Determinations as to whether a particular director satisfies the requirements for membership on the Committee will be made by the Board.
Committee members shall be appointed by the Board and shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. If a Committee Chairperson is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.
Meetings of the Committee
The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board as a whole. The Committee is authorized to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter, (ii) any provision of the By-laws of the Company, or (iii) the laws of the State of Delaware. Minutes of each meeting of the Committee and each written consent to action taken without a meeting are prepared to reflect the actions taken or authorized by the Committee. A copy of the minutes of each meeting and all consents are held with the other Board and committee minute books.
Authority
The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee may form, and delegate authority to, subcommittees when it deems appropriate.
Duties and Responsibilities
The principal responsibilities and functions of the Committee are as follows:

     1. Review and approve from time to time as deemed appropriate the compensation structure and compensation for the CEO, including salary, bonus, incentive and equity compensation. The full Board’s evaluation of the CEO’s performance will be considered in setting CEO compensation. The Committee will seek to maintain an appropriate balance, particularly in light of overall Company performance and net profitability, between the compensation of the CEO and the compensation of other officers and employees generally.
     2. Review and approve on approximately an annual basis the compensation structure and compensation for the Company’s directors, officers and other executives (other than the CEO), including salary, bonus, incentive and equity compensation. The Committee seeks to maintain an appropriate balance, particularly in light of overall Company performance and net profitability, between the compensation of the executives (other than the CEO) and the compensation of other officers and employees generally, considering such factors as the Committee deems appropriate, including competitive and economic conditions, hiring and retention needs of the Company, etc. The Committee may also make any interim adjustments in any such compensation or plan as the Committee may deem appropriate, or as may be requested by senior management from time to time.
     3. Provide consultation and oversight of senior management’s decisions concerning the compensation structure and compensation of management, including evaluation procedures for all Company officers and other executives deemed eligible for performance incentives (bonuses) or equity compensation. The Committee shall have primary decision-making powers with respect to compensation for any executive officer whose compensation is in excess of the amounts deductible under Section 162(m) of the Internal Revenue Code.
     4. Review and approve compensation packages for new executives and, as requested by management, termination packages for departing officers and executives.
     5. Review and approve grants or awards of restricted stock, stock options and all other forms of equity-based compensation, if any, under the Company’s stock option, incentive-compensation and equity-based plans.
     6. Review and, as may be deemed necessary or desirable, make recommendations to the Board regarding the Company’s incentive-compensation and equity-based plans, policies and programs.
     7. Review trends in management and Board compensation and, when necessary or desirable, oversee the development of new compensation plans and approve the revision of existing plans.
     8. Assist the Board and management in developing and evaluating potential candidates for executive positions. Lead the Board in its succession-planning initiatives for the CEO and other senior officers.
     9. Oversee preparation of a report on executive compensation as required for inclusion in the Company’s annual proxy statement.
     10. Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.
     11. Conduct an annual performance evaluation of the Committee’s performance and identify opportunities for improved effectiveness.
     12. Perform such other duties and responsibilities, consistent with this Charter, as may from time to time be delegated to the Committee by the Board or required under the provisions of any compensation or benefit plan maintained by the Company, or as may be requested by management.
     13. Report to the Board and make such recommendations with respect to any of the above and other matters as the Committee deems necessary or appropriate.
ADOPTED: 9/30/2005

PROXY
EN POINTE TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF THE STOCKHOLDERS—MARCH 16, 2007
     The undersigned hereby nominates, constitutes and appoints Attiazaz “Bob” Din and Zubair Ahmed, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EN POINTE TECHNOLOGIES, INC. which the undersigned is entitled to represent and vote at the 2007 Annual Meeting of Stockholders of the Company to be held at the Pacific Palisades Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, on Friday, March 16, 2007, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
               THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1
     1. Election of Directors

/ / FOR all nominees listed below	/ / WITHHOLD AUTHORITY to vote for all nominees listed below
(EXCEPT AS MARKED TO THE CONTRARY BELOW)
     Election of the following nominees as directors: Attiazaz “Bob” Din, Naureen Din, Zubair Ahmed, Mark Briggs, Mansoor Shah, Timothy Lilligren and Edward Hunter
(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and other matters relating to the conduct of the meeting..
          IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY.
     Date                     , 2007

(Signature of stockholder)

Please sign your name exactly as it

appears hereon. Executors,
administrators, guardians, officers
of corporations and others signing
in a fiduciary capacity should
state their full titles as such.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.